                                                                      EXHIBIT 11

                                CORECOMM LIMITED

                      CALCULATION OF NET (LOSS) PER SHARE

                                                    WEIGHTED AVERAGE NUMBER OF SHARES(1)
                                            -----------------------------------------------------
  DATE                                         TOTAL       YEAR ENDED    YEAR ENDED    YEAR ENDED
 ISSUED      DESCRIPTION OF ISSUANCE        OUTSTANDING    31-DEC-98     31-DEC-97     31-DEC-96
 ------   ------------------------------    -----------    ----------    ----------    ----------
12/31/95  Common Stock                      12,595,562     12,595,562    12,595,562    12,595,562
02/07/96  Common Stock                         821,124        821,124       821,124       735,225
02/13/96  Common Stock                           2,084          2,084         2,084         1,833
02/27/96  Common Stock                           3,500          3,500         3,500         2,945
03/06/96  Common Stock                             513            513           513           257
03/12/96  Common Stock                           5,555          5,555         5,555         4,462
04/23/96  Treasury Stock                       (15,000)       (15,000)      (15,000)      (10,328)
04/24/96  Treasury Stock                       (53,000)       (53,000)      (53,000)      (36,417)
04/25/96  Treasury Stock                       (25,000)       (25,000)      (25,000)      (17,077)
04/26/96  Treasury Stock                       (35,000)       (35,000)      (35,000)      (23,811)
04/29/96  Treasury Stock                       (25,000)       (25,000)      (25,000)      (16,803)
04/30/96  Treasury Stock                       (12,500)       (12,500)      (12,500)       (8,367)
05/01/96  Treasury Stock                        (5,000)        (5,000)       (5,000)       (3,333)
05/02/96  Treasury Stock                       (22,500)       (22,500)      (22,500)      (14,939)
06/10/96  Common Stock                             642            642           642           302
06/11/96  Common Stock                           3,000          3,000         3,000         1,664
09/20/96  Common Stock                           1,042          1,042         1,042           280
11/06/96  Common Stock                              42             42            42             6
11/01/96  Treasury Stock                       (15,000)       (15,000)      (15,000)       (2,459)
11/04/96  Treasury Stock                       (35,000)       (35,000)      (35,000)       (5,451)
11/05/96  Treasury Stock                        (6,000)        (6,000)       (6,000)         (765)
11/12/96  Treasury Stock                       (25,000)       (25,000)      (25,000)       (3,347)
11/27/96  Treasury Stock                       (25,000)       (25,000)      (25,000)       (2,322)
12/06/96  Treasury Stock                       (15,000)       (15,000)      (15,000)       (1,025)
12/23/96  Treasury Stock                       (20,000)       (20,000)      (20,000)         (437)
12/24/96  Treasury Stock                        (2,500)        (2,500)       (2,500)          (48)
12/26/96  Treasury Stock                        (7,500)        (7,500)       (7,500)         (102)
01/03/97  Treasury Stock                       (20,000)       (20,000)      (19,836)
01/06/97  Treasury Stock                       (10,000)       (10,000)       (9,836)
01/08/97  Treasury Stock                        (5,000)        (5,000)       (4,890)
01/17/97  Common Stock                             834            834           795
01/21/97  Common Stock                          18,750         18,750        17,671
03/06/97  Common Stock                             208            208           171
10/08/97  Common Stock                           7,725          7,725         1,778
11/25/97  Common Stock                             521            521            51
12/23/97  Common Stock                           1,875          1,875            41
12/30/97  Treasury Stock                        (5,000)        (5,000)          (14)
12/31/97  Common Stock                         103,276        103,276

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
                                                    WEIGHTED AVERAGE NUMBER OF SHARES(1)
                                            -----------------------------------------------------
  DATE                                         TOTAL       YEAR ENDED    YEAR ENDED    YEAR ENDED
 ISSUED      DESCRIPTION OF ISSUANCE        OUTSTANDING    31-DEC-98     31-DEC-97     31-DEC-96
 ------   ------------------------------    -----------    ----------    ----------    ----------
02/11/98  Common Stock                              83             73
04/13/98  Common Stock                           2,000          1,436
                                            ----------     ----------    ----------    ----------
05/31/98  Total                             13,184,336     13,183,762    13,074,995    13,195,505

07/16/98  Common Stock                           4,000          1,841
07/23/98  Common Stock                           1,000            441
07/24/98  Common Stock                           1,000            438
07/24/98  Common Stock                           6,000          2,630
08/13/98  Common Stock                           2,000            767
11/02/98  Common Stock                             250             40
                                            ----------     ----------    ----------    ----------
          Total                             13,198,586     13,189,919    13,074,995    13,195,505
                                            ==========     ==========    ==========    ==========

                                      FOR THE PERIOD                  THE PREDECESSOR(OCOM)
                                    FROM APRIL 1, 1998    ---------------------------------------------
                                     (DATE OPERATIONS     FOR THE PERIOD
                                        COMMENCED)        FROM JANUARY 1,            YEAR ENDED
                                     TO DECEMBER 31,      1998 TO MAY 31,           DECEMBER 31,
                                           1998                1998             1997           1996
                                    ------------------    ---------------    -----------    -----------
Net loss..........................     ($16,255,000)        ($2,782,000)     ($4,379,000)   ($1,097,000)
Basic and diluted net loss per
  share...........................     ($      1.23)        ($     0.21)     ($     0.33)   ($     0.08)

---------------
(1) The weighted average number of shares are equivalent to Cellular Communications of Puerto Rico Inc.'s historical weighted average shares on a one-for-one basis, plus CoreComm Limited's weighted average shares in the 1998 period.